UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): May 27, 2010
MedAssets, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-33881	51-0391128

(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

100 North Point Center E, Suite 200,
Alpharetta, Georgia	30022

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: 678-323-2500
Not Applicable

(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders.
The 2010 Annual Meeting of Stockholders of MedAssets, Inc. (the “Company”) was held on May 27, 2010. The following matters were voted upon at the meeting and the stockholder votes on each such matter are briefly described below:
(a) The Company’s board of directors’ (the “Board”) nominees for election as Class III directors to serve a term of three years received the following votes:

Nominee	Votes For	Withheld Votes	Broker Non-Votes

John A. Bardis	46,560,748	1,561,764	2,917,124

Harris Hyman IV	47,708,874	413,638	2,917,124

Terrence J. Mulligan	24,799,010	23,323,502	2,917,124
Each of the Class III directors named above was re-elected with a term of office to continue until the Company’s 2013 Annual Meeting of Stockholders. The following Class I directors’ term of office will continue until the Company’s 2011 Annual Meeting of Stockholders: Mrs. Samantha Trotman Burman and Messrs. Vernon R. Loucks, Jr. and John C. Rutherford. The following Class II directors’ term of office will continue until the Company’s 2012 Annual Meeting of Stockholders: Messrs. Rand A. Ballard, C.A. Lance Piccolo, Samuel K. Skinner and Bruce F. Wesson.
(b) Stockholders ratified the appointment by the Board of KPMG LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2010, as follows:

Votes For	Votes Against	Votes Abstained	Broker Non-Votes
50,896,222	137,391	6,023	0
(c) Stockholders approved the Board’s adoption of the Company’s Employee Stock Purchase Plan, as follows:

Votes For	Votes Against	Votes Abstained	Broker Non-Votes
47,882,087	234,184	6,241	2,917,124

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MedAssets, Inc.
May 27, 2010	By:	/s/ L. Neil Hunn
		Name:	L. Neil Hunn
		Title:	Executive Vice President, Chief Financial Officer and President of Revenue Cycle Technology